UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2015

Concho Resources Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-33615	76-0818600
(Commission File Number)	(I.R.S. Employer Identification No.)

One Concho Center 600 West Illinois Avenue Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 683-7443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On February 26, 2015, Concho Resources Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriter (the “Underwriter”), in connection with an underwritten public offering of 6,900,000 shares of common stock (the “Common Shares”). The Company expects the net proceeds from the offering to be approximately $741.2 million, after deducting estimated fees and expenses. Net proceeds from the offering are expected to be used to repay all of the outstanding borrowings under the Company’s credit facility and for general corporate purposes, which may include funding of the Company’s drilling and development program and future acquisitions. The issuance and sale of the Common Shares has been registered under the Securities Act of 1933 (the “Securities Act”) pursuant to an automatic shelf Registration Statement on Form S-3 (Registration No. 333-184037) of the Company, filed with and deemed automatically effective by the Securities and Exchange Commission on September 21, 2012. Closing of the issuance and sale of the Common Shares is scheduled for March 4, 2015. A legal opinion relating to the validity of the Common Shares is filed herewith as Exhibit 5.1.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriter may be required to make because of any of those liabilities. Furthermore, the Company has agreed with the Underwriter not to offer or sell any shares of its common stock (or securities convertible into or exchangeable for common stock), subject to limited exceptions, for a period of 60 days after the date of the Underwriting Agreement without the prior written consent of the Underwriter.

The Underwriter or its affiliates have from time to time provided investment banking, commercial banking and financial advisory services to the Company, for which they have received customary compensation. The Underwriter and its affiliates may provide similar services in the future. Specifically, Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as a co-lead arranger and bookrunner in connection with the Company’s credit facility. In addition, Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, acted as a co-syndication agent and is a lender and a letter of credit lender under the Company’s credit facility. In addition, from time to time, the Underwriter and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Company’s debt or equity securities or loans, and may do so in the future.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement dated February 26, 2015, by and between Concho Resources Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.

Date:	March 3, 2015	By:	/s/ Travis L. Counts
		Name:	Travis L. Counts
		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated February 26, 2015, by and between Concho Resources Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).